UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report: April 27, 1998
                        COMMISSION FILE NUMBER: 0-19064

                                 NEMDACO, INC.
              ----------------------------------------------------
              Exact name of Registrant as specified in its charter


          Colorado                                      84-1027731
          --------                                      ----------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)

9 Buckskin Road, Bell Canyon,                    California   91307
Address of principal executive offices                    Zip Code

Registrant's telephone number, including area code:  (818) 884-4770

              Former name, former address and former fiscal year,
                         if changed since last report:

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ITEM 1:  NOTICE REGARDING INCREASE OF AUTHORIZED SHARES:

     The Corporation advises that it will file with the Secretary of State, State of Colorado to have the Company's authorized number of shares increased from 12,000,000, $0.01 par value common shares to 100,000,000 $0.01 par value common shares. This increase in the number of shares will allow the Company to complete the proposed transaction described in Item 2 of this report.

ITEM 2:  ACQUISITION OF ALL OF THE ASSETS AND LIABILITIES OF AL-PAL INC:

     The corporation advises that it has approved a proposal to acquire all of the Assets and Liabilities of Al-Pal of Georgia, Inc. for twenty million common shares of the Company's Common stock. The acquisition will bring to Nemdaco over $60.0 million in assets and $5.0 million of assumed liabilities. The assets include two ships, the SS Vancouver and SS Quadra. These ships are floating power plants that combined produce 20 Megawatts of electric power. They are the platform for the company s electrical power generating facility for it s Aluminum Recycling and Aluminum Pallet manufacturing plans. The company has agreements with the Puerto Rico Electric Authority to sell the Authority surplus electricity, as part of the federal co-generation mandate. Projected monthly net revenue from surplus electrical generation is expected to be over $1.3 million. Also in place are agreements to collect local waste oil that will be used to fuel the Generators. Projected monthly revenue from waste oil collection exceeds $300,000.00. Negotiations with other businesses for the sale of electrical power and with other countries to dispose of their waste oil are in progress.

    The Company plans to manufacture pallets for the freight industry, using recycled aluminum. These pallets have been tested to withstand over 8,000 pounds of weight, yet only weight about 20 pounds each. This reduction in shipping weight will save pallet users thousands of dollars in freight costs. Another advantage of aluminum pallets is that they are non-porous, unlike wooden pallets, making them the ideal pallet for food/beverage and pharmaceutical industries. Benefits include a reduction in workers injuries common with wooden pallets, savings in fire and liability insurance premiums, and a recyclable product. Pre-marketing tests have proven the acceptance of this pallet with all major pallet users. These pallets will replace the 15 billion wooden pallets used around the world today. Preliminary studies indicate employment for over 3000 individuals. Local government agencies have expressed their approval and support for this project .

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                           SIGNATURES

 In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                        NEMDACO, INC.
                                                       (Registrant)


                                               /S/ Stanley Schulman
                                               By: Stanley Schulman
                                                   President
Date: April 27, 1998